EXHIBIT 10.3

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of May 1, 2005, by and between Datameg Corporation, a Delaware corporation (the "Company"), and Andrew Benson (the "Consultant").

W I T N E S S E T H :

WHEREAS, the Company recognizes that the Consultant possesses unique knowledge and experience concerning the Company's business and operations and, as a result, the Company desires to contract with the Consultant to provide certain consulting services to the Company; and

WHEREAS, the Consultant has agreed to perform the consulting services desired by the Company for the compensation and subject to and upon all of the other terms, conditions and provisions of this Agreement.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Consulting Services. During the Term (as defined herein) and at such times and places as the Company may from time to time reasonably request, the Consultant agrees to furnish consulting and general business advisory services relating to the operation of the business of the Company, its subsidiaries and affiliates (the "Consulting Services"). All Consulting Services shall be performed at mutually convenient times during normal business hours.

Section 2. Term. The Consulting Services provided by the Consultant hereunder shall be for a term of twelve (12) months (the "Term") beginning on the date hereof and ending on April 30, 2006, unless earlier terminated upon the following events: (a) termination of this Agreement by the Consultant for any reason, or (b) termination of this Agreement by the Company for Cause (as defined below). For purposes of this Agreement, "Cause" means conviction of, or a plea of nolo contendere to, a felony or crime involving moral turpitude or any other act involving dishonesty, disloyalty or fraud with respect to the Company. Except with respect to a termination for Cause, the Company shall not have the power to revoke, terminate or cancel this agreement.

Section 3. Compensation. During the Term, the Consultant shall receive a monthly consulting payment equal to $12,500 (the "Consulting Fee") on the 1st day of each month, beginning on the date hereof.

Section 4. Independent Contractor. In providing the Consulting Services, the parties acknowledge and agree that the Consultant is acting only as an independent contractor and is not providing such Consulting Services as an employee of the Company or in any other capacity. The Consultant shall be responsible for payment of all taxes with respect to the Consulting Fee or any other payments payable hereunder. This Agreement shall not be construed to create any partnership or joint venture between the Company and the Consultant.

Section 5. Successors. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company.

Section 6. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of such provisions or any part thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

Section 7. Amendment. This Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Consultant. Any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

Section 8. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws of Massachusetts or any other jurisdiction.

Section 9. Notice. Notices given pursuant to this Agreement shall be in writing will be effective immediately upon delivery if delivered in person (or by facsimile with confirmation of receipt) or three (3) days after mailing by United States first class mail, postage prepaid and addressed as follows:

If to the Company:

Datameg Corporation
9 West Broadway, Suite 214
Boston, MA  02127
Attention:  Chief Executive Officer
Facsimile No.:  (617) 395-8064

If to the Consultant:
Andrew Benson
1 Charles Street South
Boston, MA  02116
Facsimile No.:  (617) 267-0595

or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth in this Section 9.

Section 10. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

Section 11. Headings. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 12. Entire Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement.

Section 13. Consultant Representations. The Consultant hereby represents and warrants to the Company that (a) the Consultant's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Consultant is a party or by which he is bound and (b) there are no agreements or understandings that would make unlawful the Consultant's execution or delivery of this Agreement or his engagement hereunder.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as an instrument under seal in multiple counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

Datameg Corporation


	By:/s/ Mark McGrath
	----------------
	       Mark McGrath
	       President and Chief Executive Officer



/s/ Andrew Benson
--------------------
Andrew Benson